Exhibit 10.12

                                 PROMISSORY NOTE


Principal Amount: $976,371.38                  Final Payment Due: June 30, 2006

     FOR VALUE RECEIVED, Champion Trailer, Inc., an Indiana corporation ("Maker"), promises to pay to the order of Obsidian Capital Partners, LP, an Indiana limited partnership ("Payee"), on or before June 30, 2006, the principal sum of Nine Hundred Seventy-Six Thousand Three Hundred Seventy One Dollars and Thirty Eight Cents ($976,371.38), with interest on the unpaid principal balance from and after June 11, 2001 at the rate of eight percent (8%) per annum prior to default, and at the rate of twelve percent (12%) per annum after default, together with attorney's fees and costs of collection.

     All or a portion of the unpaid balance of this Note may be prepaid at any time.

     Payment of this Note is to be made at 111 Monument Circle, Suite 3680, Indianapolis, Indiana 46204, or at such other place as the Payee shall designate in writing, in lawful money of the United States of America.

     In the event of any default in the payment of any amount when due under this Note, the entire unpaid balance of principal and interest shall, at the election of the holder hereof, become immediately due and payable without notice.

     The Maker and endorser(s) jointly and severally waive demand, presentment, protest, notice of protest and notice of nonpayment or dishonor of this Note, and each of them consents to extensions of time of payment of this Note.

     No delay or omission on the part of the holder hereof in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or further exercise thereof or of any other right or remedy.

     IN WITNESS WHEREOF, this Note has been made and delivered effective June 11, 2001.

                                  Champion Trailer,Inc.

                                  By:
                                  Timothy S. Durham, Chairman